Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “JAMESTOWN ATLANTA INVEST 1, LLC”, FILED IN THIS OFFICE ON THE THIRD DAY OF AUGUST, A.D. 2018, AT 1:32 O’CLOCK P.M.

7003906 8100	/s/ Jeffrey W. Bullock, Secretary of State Jeffrey W. Bullock, Secretary of State Authentication: 203188646
SR# 20186003853	Date: 08-03-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:32 PM 08/03/2018 FILED 01:32 PM 08/03/2018 SR 20186003853 - File Number 7003906

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is                                         Jamestown Atlanta Invest 1, LLC                     .

2. The Registered Office of the limited liability company in the State of Delaware is located at 1209 Orange Street                                                          (street), in the City of Wilmington                                    , Zip Code 19801                        . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:	/s/ Christopher J. Kopecky
Authorized Person

Name:	Christopher J. Kopecky
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